Exhibit 99.1

Student Loan Finance Corporation

Quarterly Report Pursuant to Section 6.2 of the Indenture and

Section 21d of the Servicing Agreement (Unaudited)

Education Loans Incorporated

Student Loan Asset-Backed Notes, Series 2005-1A & 2005-1B

Report for the Period June 21, 2005 through August 31, 2005

I.	Identification of Notes

				Principal Balance
Description	Cusip #	Final Maturity	Interest Rate	June 21, 2005	August 31, 2005
Senior Series 2005-1A1 Notes	280907 BU 9	June 25, 2013	3-Mo LIBOR + 0.01%	$100,000,000	$100,000,000
Senior Series 2005-1A2 Notes	280907 BV 7	December 26, 2016	3-Mo LIBOR + 0.06%	250,000,000	250,000,000
Senior Series 2005-1A3 Notes	280907 BW 5	September 25, 2024	3-Mo LIBOR + 0.10%	355,000,000	355,000,000
Subordinate Series 2005-1B Notes	280907 BX 3	June 25, 2035	3-Mo LIBOR + 0.55%	45,000,000	45,000,000

				$750,000,000	$750,000,000

II.	Total Asset Percentage

	August 31, 2005	Application of Available Funds	Adj Balance at Sept 26, 2005
Value of Trust Estate
Principal Balance of Eligible Loans	$661,289,840.96		$661,289,840.96
Accrued Borrower Interest	5,869,561.76		5,869,561.76
Accrued Government Interest	1,082,163.74		1,082,163.74
Accrued Special Allowance Payments	1,307,200.62		1,307,200.62
Acquisition Account	12,186,593.67		12,186,593.67
Collection Account	46,837,502.03	(46,837,291.64)	210.39
Reserve Account	7,500,000.00		7,500,000.00
Accrued Interest on Investment Accounts	11,558.46		11,558.46

Total Value of Trust Estate	736,084,421.24	(46,837,291.64)	689,247,129.60

Principal Amount of Outstanding Notes	750,000,000.00	(39,116,000.00)	710,884,000.00

Difference	$(13,915,578.76)	$(7,721,291.64)	$(21,636,870.40)

Total Asset Percentage			96.96%

III.	Changes in Account Balances

			Amount
A.	Acquisition Account
	Balance at June 21, 2005		$21,624,899.44
	Less Withdrawals for Eligible Loans:
	Total Principal Acquired	$(9,237,720.95)
	Accrued Interest Acquired	(22.56)
	Premiums and Related Acquisition Costs	(200,5 62.26)

	Net Cost of Loans Acquired		(9,438,305.77)

	Balance at August 31, 2005		$12,186,593.67

			Amount
B.	Collection Account
	Balance at June 21, 2005		$0.00
	Increase in Net Available Funds		46,837,502.03
	Distribution of Available Funds (Pursuant to Indenture Section 5.6)		0.00

	Balance at August 31, 2005		$46,837,502.03

			Amount
C.	Reserve Account
	Balance at June 21, 2005		$7,500,000.00
	Additions From Collection Account		0.00
	Less Withdrawals During Period		0.00

	Balance at August 31, 2005		$7,500,000.00

IV.	Available Funds to be Distributed on Sept 26, 2005
		Amount
A.	Available Funds
	Principal Collections	$40,746,760.30
	Borrower Interest Collections	2,686,178.61
	Late Fees Collected	35,991.77
	Investment Income Receipts	269,428.65
	Government Interest and Special Allowance Payments Collected	4,020,796.43
	Less Payments of:
	Servicing Fees	(725,057.64)
	Consolidation Loan Rebate Fees	(196,596.09)

	Increase in Net Available Funds	$46,837,502.03

B.	Distribution Amounts
	1) Idemnification Payment	$0.00
	2a) Primary Servicing Fees for Preceding Month	523,521.12
	2b) Trustee Fees for the Preceding Quarter	18,750.00
	3) Senior Noteholders’ Interest Distribution Amount	6,693,918.87
	4) Senior Noteholders’ Principal Distribution Due at Stated Maturity	0.00
	5) Subordinate Noteholders’ Interest Distribution Amount	485,101.65
	6) Reserve Account to Increase to Reserve Account Requirement	0.00

	7) Remaining Balance Available for Principal Payments	$39,116,210.39

C.	Principal Distribution Amounts
	Applied to Series 2005-1A1 Notes	$39,116,000.00

	Rate per $1,000	$391.16

D.	Total Distribution Amounts	$46,837,291.64

V.	Schedule of Noteholder’s Interest Due Sept 26, 2005

Description	Principal Balance	Days in Period	Applicable Interest Rate	Interest Due
Senior Series 2005-1A1 Notes	$100,000,000	97	3.461%	$932,503.66
Senior Series 2005-1A2 Notes	250,000,000	97	3.511%	2,364,939.71
Senior Series 2005-1A3 Notes	355,000,000	97	3.551%	3,396,475.50

Total-Senior Series				6,693,918.87
Subordinate Series 2005-1B Notes	45,000,000	97	4.001%	485,101.65

Total-All Series				$7,179,020.52

VI.	Student Loan Information

		Amount
A.	Student Loan Principal Outstanding for Period June 21, 2005 through August 31, 2005
	Balance at June 21, 2005	$691,504,140.55
	Loans Purchased / Originated	9,237,720.95
	Capitalized Interest	1,361,209.37
	Less Principal Payments Received	(40,746,760.30)
	Less Sale of Loans	(3,040.69)
	Other Increases (Decreases)	(63,428.92)

	Balance at August 31, 2005	$661,289,840.96

		Amount
B.	Composition of Student Loan Portfolio as of August 31, 2005
	Aggregate Outstanding Principal Balance	$661,289,840.96
	Number of Borrowers	89,788
	Average Outstanding Principal Balance Per Borrower	$7,365
	Number of Loans (Promissory Notes)	196,566
	Average Outstanding Principal Balance Per Loan	$3,364
	Weighted Average Interest Rate	4.72%

C.	Distribution of Student Loan Portfolio by Loan Type as of August 31, 2005

Loan Type	Outstanding Principal Balance	Percent
Stafford - Subsidized	$251,640,487.39	38.1%
Stafford - Unsubsidized	212,015,770.83	32.1%
Stafford - Nonsubsidized	5,760.19	0.0%
PLUS	44,229,806.18	6.7%
SLS	24,424.45	0.0%
Consolidation	153,373,591.92	23.2%

Total	$661,289,840.96	100.0%

D.	Distribution of Student Loan Portfolio by Interest Rate as of August 31, 2005

Interest Rate	Outstanding Principal Balance	Percent
Less Than 3.00%	$36,617,014.84	5.5%
3.00% to 3.49%	62,622,304.20	9.5%
3.50% to 3.99%	27,462,226.15	4.2%
4.00% to 4.49%	20,990,023.45	3.2%
4.50% to 4.99%	233,178,980.25	35.3%
5.00% to 5.49%	230,730,194.90	34.9%
5.50% to 5.99%	1,386,156.96	0.2%
6.00% to 6.49%	46,821,960.20	7.1%
6.50% to 6.99%	683,319.32	0.1%
7.00% to 7.49%	308,712.35	0.0%
7.50% to 7.99%	152,864.89	0.0%
8.00% to 8.49%	251,600.14	0.0%
8.50% or Greater	84,483.31	0.0%

Total	$661,289,840.96	100.0%

E.	Distribution of Student Loan Portfolio by Borrower Payment Status as of August 31, 2005

Status	Number of Loans	Outstanding Principal Balance	% of Principal
Interim
School	45,104	$133,597,706.70	20.2%
Grace	15,396	41,335,471.97	6.3%

Total Interim	60,500	174,933,178.67	26.5%

Repayment
Active
Current	80,482	316,690,455.07	47.9%
31 to 60 Days	8,567	22,008,325.19	3.3%
61 to 90 Days	3,308	8,898,349.61	1.3%
91 to 120 Days	2,245	5,967,404.83	0.9%
121 to 180 Days	3,024	8,312,500.67	1.3%
181 to 270 Days	4,159	10,456,986.94	1.6%
Over 270 Days	244	576,488.55	0.1%
Claims Filed, Not Yet Paid	1,615	3,444,238.60	0.5%
Deferment	22,816	74,311,359.15	11.2%
Forbearance	9,606	35,690,553.68	5.4%

Total Repayment	136,066	486,356,662.29	73.5%

	196,566	$661,289,840.96	100.00%

H.	Distribution of Student Loan Portfolio by Guarantee Agency as of August 31, 2005

Guarantee Agency	Outstanding Principal Balance	Percent
AES/Pennsylvania Higher Education Assistance Agency	$339,599.67	0.1%
California Student Aid Commission	48,862,052.57	7.4%
Colorado Student Loan Program	164,438,418.27	24.9%
Education Assistance Corporation	354,565,778.25	53.6%
Educational Credit Management Corporation	18,691,089.82	2.8%
Great Lakes Higher Education Guaranty Corporation	18,182,994.09	2.7%
National Student Loan Program	9,004,750.54	1.4%
Northwest Education Loan Association	30,224,945.22	4.6%
Student Loans of North Dakota	8,572,133.55	1.3%
United Student Aid Funds, Inc	7,552,690.65	1.1%
Other Guarantee Agencies	855,388.33	0.1%

Total	$661,289,840.96	100.0%